UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

PHI GROUP, INC.

(n/k/a PHILUX GLOBAL GROUP INC.‚

(Exact name of registrant as specified in its charter)

Wyoming	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2323 Main Street, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 714-793-9227

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PHIL	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provide pursuant to Section 13(a) of the Exchange Act. ☐

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Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 27, 2023, Premier Enterprises Group Inc., a Wyoming corporation and subsidiary of PHI Group, Inc. (/n/k/a Philux Global Group Inc.), (the “Registrant”) entered into an Agreement of Purchase and Sale with Jinshan Limited Liability Company, a limited liability company organized and existing by virtue of the laws of Socialist Republic of Vietnam, with principal business address at 37 Road No. 4, Do Thanh Housing Complex, Ward 4, District 3, Ho Chi Minh City, Vietnam, hereinafter referred to as “JSH,” the Majority Member(s) of JSH, hereinafter referred to as the “Majority Member(s),” (both JSH and the Majority Member(s) are referred to as the “Seller”), to acquire fifty-one percent (51%) of equity ownership in JSH for a purchase price to be determined as follows:

The value of JSH’s fifty-one percent (51%) equity ownership as at the date of signing this contract shall be (a) provisionally calculated as Five Million One Hundred Ninety Four Thousand Seven Hundred Fourteen United States Dollars (US$5,194,714), which is equivalent to fifty-one percent (51%) of twice the equity of JSH according to the audit report of JSH issued by Viet Dragon Auditing and Consulting Co., Ltd. made for the year ended December 31, 2022, based on the exchange rate of foreign currency transfer by Eximbank Vietnam as at the end of June 26, 2023, (b) or an amount equivalent to fifty-one percent (51%) of the value of JSH independently valued by a qualified professional valuation firm mutually acceptable on or before the Closing Date of this transaction, whichever is greater, (c) or a number of shares of PEG with a market value of twice the greater amount between the two cases above, based on the average ten-day closing price of PEG shares in the U.S. Stock Market immediately prior to the Closing date after PEG has become a publicly traded company in the U.S. for at least one month, according to the final agreement between the Parties prior to or on the Closing date.

The Closing of this transaction is subject to PEG’s being listed and traded on a U.S. stock exchange at least one month prior to the Closing date.

The foregoing description of the Agreement of Purchase and Sale dated June 27, 2023 among Premier Enterprises Group Inc. , a subsidiary of PHI Group, Inc., Jinshan Limited Liability Company and the Majority Member(s) of JSH is qualified in its entirety by reference to the full text of said Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITS

Item 9.01 Financial Statements and Exhibits

The following is a complete list of exhibit(s) filed as part of this Report.

Exhibit number(s) correspond to the number(s) in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Agreement of Purchase and Sale dated June 27, 2023 among Premier Enterprises Group Inc., a subsidiary of PHI Group, Inc., Jinshan Limited Liability Company and the Majority Member(s) of JSH.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2023

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO